UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2008 (February 18, 2008)

Genesis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33073	20-2775009
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

15849 N. 71st Street, Suite 226
Scottsdale, Arizona 85254-2179
(Address of Registrant's Principal Executive Offices) (Zip Code)

(480) 281-1494
(Registrant's telephone number, including area code)

1525 Clover Hill Road, Mansfield, Texas 76063
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Genesis Holdings, Inc. (the “Company”) hereby incorporates by reference its response in Item 2.01 in response to Item 1.01.

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 18, 2008, the Company entered into a share exchange with BioAuthorize, Inc., a Colorado corporation (“BioAuthorize”), whereby BioAuthorize has become a wholly-owned subsidiary of the Company. Under the provisions of the Share Exchange Agreement (the “Agreement”) dated February 18, 2008, the Company issued 20,000,000 shares of its common stock in exchange for all of the outstanding capital stock of BioAuthorize, and the five (5) former BioAuthorize shareholders now own 80% of the outstanding shares of the Company’s common stock on a fully diluted basis. The BioAuthorize shareholders who received shares of the Company’s common stock in the share exchange are Yada Schneider, G. Neil Van Wie, Gerald B. Van Wie, Soliton, LLC and Members Only Financial, Inc. There are no agreements among the former BioAuthorize shareholders regarding their holdings of the Company’s common stock. Yada Schneider, G. Neil Van Wie and Gerald B. Van Wie, the directors and officers of BioAuthorize, received 60.54% of the outstanding shares of the Company’s common stock on a fully diluted basis. The shares of the Company’s common stock were issued to the five (5) accredited investors in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and in reliance upon exemptions from registration under applicable state securities laws.

Pursuant to other requirements of the share exchange, Jason Pratte has resigned as a director of the Company and as the Chief Executive Officer, Chief Financial officer, President, Secretary and Treasurer of the Company effective February 18, 2008. Yada Schneider was appointed as a director of the Company and as the President and Chief Executive Officer of the Company effective February 18, 2008. In addition, effective February 18, 2008 G. Neil Van Wie was appointed as Vice President and Chief Financial Officer of the Company, and Gerald B. Van Wie was appointed Vice President, Chief Operating Officer and Chief Technical Officer of the Company.

Under a post-closing condition of the share exchange, Larry Don Bankston and Lenny Amado, presently directors of the Company, will resign from the Board of Directors, and G. Neil Van Wie and Gerald B. Van Wie are to be appointed to the Board. Also no later than March 17, 2008, the Company will transfer all interests in its wholly-owned real estate subsidiary, Genesis Land, Inc., to the Bankston Third Family Limited Partnership in exchange for 16,780,226 shares of common stock of the Company owned by the Bankston Third Family Limited Partnership under provisions of a share exchange agreement between the Company, Genesis Land, Inc., and Bankston Third Family Limited Partnership dated February 18, 2008 (the “Genesis Land Agreement”).

The share exchange was intended to qualify as a tax deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for on a purchase basis.  Neither the Company nor any of its affiliates, directors, or officers or any affiliate of any of the Company’s directors or officers had any material relationship with the holders of securities of BioAuthorize at or before the completion of the share exchange.

The summary of the Agreement set forth above does not purport to be a complete statement of the terms of the Agreement. The summary is qualified in its entirety by reference to the full text of the Agreement and the Genesis Land Agreement, which are attached to this report as Exhibits 2.1 and 2.2, respectively, and incorporated herein by this reference.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company hereby incorporates by reference its response in Item 2.01 in response to Item 3.02.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

The Company hereby incorporates by reference its response in Item 2.01 in response to Item 5.01.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)	Jason Pratte has resigned as a director of the Company and as the Chief Executive Officer, Chief Financial officer, President, Secretary and Treasurer of the Company effective February 18, 2008.

(c)
Yada Schneider, 37, has been appointed as a director of the Company and as the President and Chief Executive Officer of the Company effective February 18, 2008 pursuant to provisions of the Agreement. He holds no other directorship positions in reporting companies. Mr. Schneider has most recently been a director and President and Chief Executive Officer of BioAuthorize, Inc., positions he continues to hold and receive compensation under his employment agreement. Mr. Schneider has 20 years experience in the high tech industry and 10 yrs experience as CTO of a successful start-up company, Bridge Technology, Inc. He has years of experience designing, implementing, deploying, and supporting diverse technology solutions including artificial intelligence, enterprise business systems, public-key infrastructure, device interface software, embedded systems, web-based solutions, and services based (n-tier) architecture to major corporations including Intel Corporation, Choice Hotels International, GTX Corporation, and Allied Signal Aerospace. He has extensive experience delivering transaction processing solutions including delivery of credit card transaction processing functionality for Choice Hotel’s enterprise application functionality. He also successfully delivered a patented transaction processing system to realize Bridge Technology’s business goals. Mr. Schneider has experience certifying software solutions with VISA and third-party payment processors, including Southern DataCom, PaymentTech, and Vital Processing. In connection with Mr. Schneider’s appointment to the Board and as an officer of the Company, the Company did not enter into or materially amend any plan, contract or arrangement that Mr. Schneider will participate in as a director or officer of the Company. Mr. Schneider will be compensated on the Board in accordance with any existing policies for employee members of the Board and no compensation has been established for his positions as an officer of the Company.

In addition, G. Neil Van Wie, 58, has been appointed as Vice President and Chief Financial Officer of the Company effective February 18, 2008 pursuant to provisions of the Agreement. Mr. Van Wie has most recently been a director, a Vice President and Chief Financial Officer of BioAuthorize, Inc., positions he continues to hold and receive compensation under his employment agreement. From late 2003 through September 2007, he served as controller of Maverick Masonry, Inc., a commercial masonry contractor, responsible for human resources, payroll, financial accounting and reporting. From September 2001 through November 2003 Mr. Van Wie served as the Director of Information Services - Planning & Administration for Pulte Homes, Inc. with responsibilities for the combined IT organizations of Pulte Homes and Del Webb Corporation directly reporting to the Vice President/CIO. G. Neil Van Wie is the father of Gerald B. Van Wie. In connection with Mr. Van Wie’s appointment as an officer of the Company, the Company did not enter into or materially amend any plan, contract or arrangement that Mr. Van Wie will participate in as an officer of the Company. No compensation has been established for his positions as an officer of the Company.

Gerald B. Van Wie, 36, has been appointed Vice President, Chief Operating Officer and Chief Technical Officer of the Company effective February 18, 2008 pursuant to provisions of the Agreement. Mr. Van Wie has most recently been a director, a Vice President and Chief Operating Officer of BioAuthorize, Inc., and he will continue to hold those positions and receive compensation under his employment agreement. From March 1995 until February 2007, Mr. Van Wie worked for Intel Corporation holding various positions during his tenure with Intel. As a Senior Systems Architect/Technical Project Manager he managed several technical teams on various engineering projects of information systems. Following that he was a Technical Product Architect/Operations Manager managing engagements, enhancements and operations for billing systems for Pay-Per-View inter-department billings within Intel. Finally, as a Technical Program Manager he acted as a coach for solution integration of mission critical enterprise information systems. Gerald Van Wie is the son of G. Neil Van Wie. In connection with Mr. Van Wie’s appointment as an officer of the Company, the Company did not enter into or materially amend any plan, contract or arrangement that Mr. Van Wie will participate in as an officer of the Company. No compensation has been established for his positions as an officer of the Company.

Neither the Company nor any of its subsidiaries has entered into any transactions with Yada Schneider, G. Neil Van Wie or Gerald B. Van Wie described in Item 404(a) of Regulation S-B.

Item 7.01.  REGULATION FD DISCLOSURE.

On February 22, 2008, the Company announced the share exchange with BioAuthorize. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

The financial statements required to be filed in this Form 8-K will be filed as soon as practicable, but not later than 71 calendar days after the date of filing of this Form 8-K.

(b)	Pro Forma Financial Information

The financial statements required to be filed in this Form 8-K will be filed as soon as practicable, but not later than 71 calendar days after the date of filing of this Form 8-K.

(d) Exhibits

2.1 Share Exchange Agreement dated February 18, 2008 by and among the Company, BioAuthorize and the BioAuthorize Shareholders list on Exhibit A to the Agreement.

2.2 Share Exchange Agreement dated February 18, 2008 by and among the Company, Genesis Land, Inc. and the Bankston Third Family Limited Partnership.

99.1 Press Release dated February 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HOLDINGS, INC.

Dated: February 22, 2008	By:	/s/ Yada Schneider
Yada Schneider,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
2.1*+	Share Exchange Agreement dated February 18, 2008 by and among the Company, BioAuthorize and the BioAuthorize Shareholders list on Exhibit A to the Agreement.
2.2*	Share Exchange Agreement dated February 18, 2008 by and among the Company, Genesis Land, Inc. and the Bankston Third Family Limited Partnership.
99.1*	Press Release dated February 22, 2008.

*Filed herewith
+All schedules have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request.